MINUTES OF A SPECIAL MEETING OF
DIRECTORS OF OAK BROOK CAPITAL II, INC.
ADOPTING A PLAN OF MERGER

Pursuant to the provisions of the Colorado Business Corporation Act, as amended, a Special Meeting of the Directors of OAK BROOK CAPITAL II, INC. (the "Corporation") was held, pursuant to written notice as required by Sections 7-7-106, 7-4-123 and 7-3-124 of the Colorado Revised Statutes on August 17, 1999, at 10:00 a.m. at the Corporation's offices at 360 Thames Street, Newport, Rhode Island 02840.

Mr. Mark T. Thatcher, President of the Corporation, served as Chairman of the meeting, and asked Mr. Gerard Werner to serve as Secretary of the meeting. There were two (2) shareholders present at the meeting, including Mr. Werner, together with Mr. Thatcher. Mr. Thatcher reported that written notice of the meeting had been duly given, according to the requirements of Colorado law, to all shareholders of the Corporation. He further reported that there were currently ONE MILLION TWO HUNDRED TWENTY-EIGHT THOUSAND (1,228,000) shares of the Corporation outstanding, and the number of shares entitled to vote was the same. He stated that ONE MILLION ONE HUNDRED FIVE
THOUSAND TWO HUNDRED (1,105,200) shares were represented in person at the meeting, and that none were represented by written proxy.

Mr. Werner then stated that a quorum was present, and that the only business of the meeting was to consider a Plan of Merger with AMERICAS POWER PARTNERS, INC., as set forth in the Notice to Shareholders of Special Meeting, which had been mailed to all shareholders of record of the Corporation on or about July 14, 1999. Whereupon, upon motion duly made, seconded and carried, with 1,105,200 shares voting for, 122,800 shares abstaining, and no shares voting against, it was:

1.RESOLVED, that the Directors of this Corporation hereby determine that the merger of the Corporation with AMERICAS POWER PARTNERS, INC., a Delaware corporation, pursuant to the provisions of CRS Section 7-7-106, as amended, and upon the terms and conditions set forth in the written Plan of Merger, dated August 17, 1999, as submitted to and as attached to the minutes of this meeting, is advisable and generally to the advantage of and for the benefit of this Corporation and its shareholders; and

2.RESOLVED, that the Plan of Merger dated August 17, 1999 presented to the meeting and the merger therein provided for be and the same are hereby approved, and the execution of the said Plan of Merger by the members of the Board of Directors and by proper officers of this Corporation is hereby approved and authorized; and

3.FURTHER RESOLVED, that the proper officers, counsel, and accountants for the Corporation, in collaboration with the officers, counsel, and accountants for AMERICAS POWER PARTNERS, INC., be and they hereby are, authorized and directed to take all further steps necessary or desirable to implement the Plan of Merger, in accordance with its terms; and

4.FURTHER RESOLVED, that inasmuch as said Plan of Merger has now been duly adopted by the directors and approved by the shareholders of this Corporation, pursuant to the laws of the State of Colorado and by the directors and shareholders of AMERICAS POWER PARTNERS, INC., the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and each of them hereby is, authorized to certify the fact of such adoption of said Plan of Merger, and that, when said Plan of Merger shall have been so certified on behalf of this Corporation and have been similarly certified on behalf of AMERICAS POWER PARTNERS, INC., the proper officers of this Corporation be and they hereby are, authorized and directed to cause Articles of Merger to be filed with the Secretary of State of Colorado pursuant to the provisions of the Colorado Business Corporation Act, 1973 C.R.S. Section 7-7-104, as amended; and

5.FURTHER RESOLVED, that the proper officers and directors of this Corporation be, and they hereby are, authorized and directed to execute, in the name and on behalf of this Corporation and under its corporate seal or otherwise, and to deliver any and all agreements, certificates, applications or other instruments and to take from time to time any and all such other action necessary or desirable to carry out the purposes of the foregoing resolutions.

Whereupon there being no further business, the meeting was adjourned.

/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER, Director

/s/ Gerard Werner
________________________________
GERARD WERNER, Director

UNANIMOUS CONSENT MINUTES OF
BOARD OF DIRECTORS OF OAK BROOK CAPITAL II, INC.
ADOPTING A PLAN OF MERGER

Pursuant to the provisions of the Colorado Business Corporation Act, as amended, the following actions were taken by the Board of Directors of OAK BROOK CAPITAL II, INC. (hereinafter referred to as "Oak Brook" and/or the "Corporation") by the unanimous written consent of each of the directors of the Corporation as of August 17, 1999:

1.RESOLVED, that the Board of Directors of this Corporation hereby determines that the merger of the Corporation with AMERICAS POWER PARTNERS, INC., a Delaware corporation, pursuant to the provisions of CRS Section 7-7-106, as amended, and upon the terms and conditions set forth in the written Plan of Merger, dated August 17, 1999, as submitted to the Board and as attached to the minutes of this meeting, is advisable and generally to the advantage of and for the benefit of this Corporation and its shareholders; and

2.FURTHER RESOLVED, that the Plan of Merger presented to the meeting and the merger therein provided for be and the same are hereby approved, and the execution of the said Plan of Merger by the members of this Board and by proper officers of this Corporation is hereby approved and authorized; and

3.FURTHER RESOLVED, that the proper officers, counsel, and accountants for the Corporation, in collaboration with the officers, counsel, and accountants for OAK BROOK CAPITAL II, INC., be and they hereby are, authorized and directed to take all further steps necessary or desirable to implement the Plan of Merger, in accordance with its terms; and

4.FURTHER RESOLVED, that inasmuch as said Plan of Merger has been duly adopted by the directors of this Corporation, pursuant to the laws of the State of Colorado and by the directors of OAK BROOK CAPITAL II, INC., the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and each of them hereby is, authorized to certify the fact of such adoption by the Board of Directors of this Corporation of said Plan of Share Merger; and

5.FURTHER RESOLVED, that the proper officers of this Corporation be and they hereby are authorized and directed to submit the Plan of Merger, and to give notice to all shareholders of the Corporation, pursuant to the statutory requirements of Sections 7-7-106, 7-4-123 and 7-4-124 of the Colorado Revised Statutes.

/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER, Director

/s/ Gerard Werner
________________________________
GERARD WERNER, Director


OAK BROOK CAPITAL II, INC.

Board of Directors' Resolution Authorizing

NAME CHANGE OF CORPORATION TO "AMERICAS POWER PARTNERS, INC."

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned, being all of the Directors of OAK BROOK CAPITAL II, INC. (hereinafter referred to as "OAK BROOK" or the "Corporation") do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following action, as of August 17, 1999:

RESOLVED: That a majority of the entire Board of Directors of the Corporation does hereby authorize and approve the change in the corporate name of "Oak Brook Capital II, Inc." to "AMERICAS POWER PARTNERS, INC." and that the proper officers of the Corporation be and they are hereby authorized and directed for and on behalf of the Corporation to amend the name as an amendment to the Corporation's Articles of Incorporation and to do and perform any and all other necessary and proper acts incident thereto.

RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.


IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above proceedings as of the date first above mentioned.

/s/ Mark T. Thatcher
________________________________
MARK T. THATCHER,
Chairman

DATED: August 17, 1999